Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:
Mary Lai
Senior Director, Investor Relations
SYNNEX Corporation
Telephone: (510) 668-8436

SYNNEX Corporation Reports First Quarter Fiscal 2018 Results

Fremont, Calif., - March 29, 2018 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal first quarter ended February 28, 2018.

	Q1 FY18	Q1 FY17	Net change
Revenue ($M)	$4,552	$3,521	29.3%
Operating income ($M)	$111.9	$101.8	10.0%
Non-GAAP operating income ($M)(1)	$140.4	$118.9	18.2%
Operating margin	2.46%	2.89%	(43) bps
Non-GAAP operating margin(1)	3.09%	3.38%	(29) bps
Net income ($M)	$24.4	$61.8	(60.5)%
Non-GAAP net income ($M)(1)	$86.3	$73.1	18.1%
Diluted EPS	$0.61	$1.54	(60.4)%
Non-GAAP Diluted EPS(1)	$2.14	$1.82	17.6%
(1) Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, the amortization of intangible assets together with the related tax effects thereon, and a charge related to repatriation tax and the remeasurement of deferred taxes. A reconciliation of GAAP to Non-GAAP financial measures is presented in the supplementary information section at the end of this press release.

“We started our 2018 fiscal year with solid momentum as we achieved record first quarter revenue and operating profit dollars,” said Dennis Polk, President and Chief Executive Officer. "This quarter's performance speaks to the unique and differentiated solutions we are delivering to partners across our businesses, and our team's continued ability to operate efficiently and effectively in the markets we serve."

First Quarter Fiscal 2018 Highlights:

•
Technology Solutions: Revenue was $4.0 billion, up 33% from the prior fiscal year quarter. Adjusting for the Westcon-Comstor acquisition, Technology Solutions grew 12% over the prior year. Operating income was $82 million, or 2.0% of segment revenue, compared to $80 million, or 2.6% of segment revenue, in the fiscal first quarter of 2017. Non-GAAP operating income was $97 million, or 2.4% of segment revenue, in the fiscal first quarter of 2018, compared to $81 million, or 2.7% of segment revenue, in the fiscal first quarter of 2017.

•
Concentrix: Revenue was $508 million, an increase of 6% over the fiscal first quarter of the prior year. Operating income was $30 million, or 5.8% of segment revenue, compared to $21 million, or 4.5% of segment revenue in the prior fiscal year quarter. Non-GAAP operating income was $44 million, or 8.6% of segment revenue, in the fiscal first quarter of 2018, compared to $38 million, or 7.9% of segment revenue, in the fiscal first quarter of 2017.

•	The trailing fiscal four quarters Return on Invested Capital ("ROIC") was 8.5% compared to 10.5% in the prior year fiscal first quarter. The adjusted trailing fiscal four quarters ROIC was 11.0%.

•	The debt to capitalization ratio was 43.8%, up from 33.1% in the prior fiscal year first quarter, primarily as a result of the Westcon-Comstor acquisition in the fiscal fourth quarter of 2017.

•	Depreciation and amortization were $22 million and $27 million, respectively.

•	Cash used in operations was approximately $6 million during the quarter.

•
The effective tax rate for the first quarter of fiscal 2018 was 29%, compared to 34% in the prior year period. The tax rate for the first quarter of fiscal 2018 excludes a charge of approximately $42 million, or $1.03 per diluted share, related to repatriation tax and the remeasurement of deferred tax accounts.

Second Quarter Fiscal 2018 Outlook:
The following statements are based on SYNNEX’s current expectations for the fiscal 2018 second quarter. Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, the amortization of intangibles and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $4.58 billion to $4.78 billion.

•	Net income is expected to be in the range of $71.9 million to $75.7 million and on a Non-GAAP basis, net income is expected to be in the range of $91.1 million to $94.9 million.

•	Diluted earnings per share is expected to be in the range of $1.77 to $1.87 and on a Non-GAAP basis, diluted earnings per share is expected to be in the range of $2.25 to $2.35.

•	After-tax amortization of intangibles is expected to be $19.2 million, or $0.48 per share.
Dividend Announcement
SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.35 per common share. The dividend is payable on April 27, 2018 to stockholders of record as of the close of business on April 13, 2018.

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (800) 369-1162 in North America or (415) 228-5007 outside North America. The passcode for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded where it will be archived for one year.
About SYNNEX Corporation
SYNNEX Corporation (NYSE:SNX) is a Fortune 500 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement to a broad range of enterprises. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Concentrix, a wholly-owned subsidiary of SYNNEX Corporation, offers a portfolio of strategic solutions and end-to-end business services focused on customer engagement, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at www.synnex.com.
Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with GAAP, SYNNEX also uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), non-GAAP net income, and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude acquisition-related and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon.
In the first fiscal quarter of 2018, non-GAAP net income and non-GAAP diluted earnings per share also exclude the impact of a provisional adjustment relating to the enactment of the Tax Cuts and Jobs Act of 2017. This adjustment includes an estimated transition tax on accumulated overseas profits and the estimated remeasurement of deferred tax assets and liabilities to the new U.S. tax rate. These estimates may be impacted by new guidance issued by regulators, additional information obtained related to earnings and profits in foreign jurisdictions and the impact of our financial position as of the measurement date of November 30, 2018. SYNNEX expects the accounting for the tax effects of the Tax Cuts and Jobs Act will be completed during the one-year measurement period.
Additionally, SYNNEX refers to growth rates at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Financial results adjusted for currency are calculated by translating current period activity in the transaction currency using the comparable prior year periods’ currency conversion rate. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.
Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings (excluding book overdraft) and equity, net of cash and cash equivalents in the United States. Adjusted ROIC is calculated by excluding the tax effected impact of acquisition-related and integration expenses, restructuring costs and the amortization of intangibles from operating income and equity.

SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’

operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of SYNNEX’ non-GAAP financial information to GAAP is set forth in the supplemental information section at the end of this press release.

Safe Harbor Statement
Statements in this news release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding SYNNEX’ expectations and outlook for the fiscal 2018 second quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, tax rate, after-tax amortization of intangibles and acquisition-related and integration expenses, currency impact, the frequency and occurrence of dividend declarations, the anticipated benefits of the non-GAAP financial measures, and estimates related to the Tax Cuts and Jobs Act of 2017, as well as expectations relating to the accounting thereof, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2017 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2018 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	February 28, 2018	November 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$372,344	$550,688
Restricted cash	5,643	5,837
Short-term investments	5,698	5,475
Accounts receivable, net	2,620,279	2,846,371
Receivable from related parties	1,265	77
Inventories	2,323,259	2,162,626
Other current assets	197,278	168,704
Total current assets	5,525,766	5,739,778
Property and equipment, net	346,705	346,589
Goodwill	871,106	872,641
Intangible assets, net	558,408	583,051
Deferred tax assets	31,687	31,687
Other assets	124,111	124,780
Total assets	$7,457,783	$7,698,526

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$694,560	$805,471
Accounts payable	2,427,847	2,626,720
Payable to related parties	20,631	16,888
Accrued compensation and benefits	166,770	204,665
Other accrued liabilities	389,123	354,104
Income taxes payable	42,242	33,359
Total current liabilities	3,741,173	4,041,207
Long-term borrowings	1,121,206	1,136,089
Other long-term liabilities	192,360	124,008
Deferred tax liabilities	87,605	113,527
Total liabilities	5,142,344	5,414,831
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized, 41,145 and 41,092 shares issued as of February 28, 2018 and November 30, 2017, respectively.	41	41
Additional paid-in capital	474,653	467,948
Treasury stock, 1,431 and 1,419 shares as of February 28, 2018 and November 30, 2017, respectively	(78,775)	(77,133)
Accumulated other comprehensive income (loss)	(45,701)	(61,919)
Retained earnings	1,965,221	1,954,758
Total stockholders' equity	2,315,439	2,283,695
Total liabilities and equity	$7,457,783	$7,698,526

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended
	February 28, 2018	February 28, 2017
Revenue:
Products	$4,048,763	$3,046,621
Services	503,607	474,248
Total revenue	4,552,370	3,520,869
Cost of revenue:
Products	(3,824,096)	(2,880,553)
Services	(314,323)	(298,533)
Gross profit	413,951	341,783
Selling, general and administrative expenses	(302,019)	(240,024)
Operating income	111,932	101,759
Interest expense and finance charges, net	(17,451)	(8,182)
Other expense, net	(1,178)	(323)
Income before income taxes	93,303	93,254
Provision for income taxes	(68,869)	(31,465)
Net income	$24,434	$61,789
Earnings per common share:
Basic	$0.61	$1.55
Diluted	$0.61	$1.54
Weighted-average common shares outstanding:
Basic	39,695	39,494
Diluted	39,978	39,705
Cash dividends declared per share	$0.35	$0.25

SYNNEX Corporation
Segment Information
(currency in thousands)
(unaudited)

	Three Months Ended
	February 28, 2018	February 28, 2017
Revenue:
Technology Solutions	$4,048,819	$3,046,696
Concentrix	507,737	478,164
Inter-segment elimination	(4,186)	(3,991)
Consolidated	$4,552,370	$3,520,869

Operating income:
Technology Solutions	$82,269	$80,421
Concentrix	29,663	21,316
Inter-segment elimination	—	22
Consolidated	$111,932	$101,759

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)

	Three Months Ended
	February 28, 2018	February 28, 2017
Revenue in Constant Currency
Consolidated
Revenue	$4,552,370	$3,520,869
Foreign currency translation	(38,097)
Revenue in constant currency	$4,514,273	$3,520,869

Technology Solutions
Segment revenue	$4,048,819	$3,046,696
Foreign currency translation	(24,430)
Revenue in constant currency	$4,024,389	$3,046,696

Concentrix
Segment revenue	$507,737	$478,164
Foreign currency translation	(13,667)
Revenue in constant currency	$494,070	$478,164

	Three Months Ended
	February 28, 2018	February 28, 2017
Selling, general and administrative expenses
Consolidated
GAAP selling, general and administrative expenses	$302,019	$240,024
Acquisition-related and integration expenses	1,805	611
Amortization of intangibles	26,291	16,067
Adjusted selling, general and administrative expenses	$273,923	$223,346

Technology Solutions
GAAP selling, general and administrative expenses	$142,454	$85,722
Acquisition-related and integration expenses	1,805	—
Amortization of intangibles	12,816	654
Adjusted selling, general and administrative expenses	$127,833	$85,068

Concentrix
GAAP selling, general and administrative expenses	$161,242	$156,369
Acquisition-related and integration expenses	—	611
Amortization of intangibles	13,475	15,413
Adjusted selling, general and administrative expenses	$147,767	$140,345

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)
(continued)

	Three Months Ended
	February 28, 2018	February 28, 2017
Operating income and Operating margin
Consolidated
Revenue	$4,552,370	$3,520,869

GAAP operating income	$111,932	$101,759
Acquisition-related and integration expenses	1,805	611
Amortization of intangibles	26,710	16,487
Non-GAAP operating income	$140,447	$118,857
Depreciation	21,924	19,460
Adjusted EBITDA	$162,371	$138,317

GAAP operating margin	2.46%	2.89%
Non-GAAP operating margin	3.09%	3.38%

Technology Solutions
Segment revenue	$4,048,819	$3,046,696

GAAP operating income	$82,269	$80,421
Acquisition-related and integration expenses	1,805	—
Amortization of intangibles	12,816	654
Non-GAAP operating income	$96,890	$81,075
Depreciation	4,834	3,476
Adjusted EBITDA	$101,724	$84,551

GAAP operating margin	2.03%	2.64%
Non-GAAP operating margin	2.39%	2.66%

Concentrix
Segment revenue	$507,737	$478,164

GAAP operating income	$29,663	$21,316
Acquisition-related and integration expenses	—	611
Amortization of intangibles	13,894	15,833
Non-GAAP operating income	$43,557	$37,760
Depreciation	17,090	16,007
Adjusted EBITDA	$60,647	$53,767

GAAP operating margin	5.84%	4.46%
Non-GAAP operating margin	8.58%	7.90%

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)
(continued)

	Three Months Ended
	February 28, 2018	February 28, 2017
Net income
Net income	$24,434	$61,789
Acquisition-related and integration expenses	1,805	611
Amortization of intangibles	26,710	16,487
Income taxes related to the above(1)	(8,303)	(5,769)
U.S. tax reform adjustment	41,701	—
Non-GAAP net income	$86,347	$73,118

Diluted earnings per common share ("EPS")(2)
Net income	$24,434	$61,789
Less: net income allocated to participating securities	(222)	(578)
Net income attributable to common stockholders	24,212	61,211
Acquisition-related and integration expenses attributable to common stockholders	1,789	608
Amortization of intangibles attributable to common stockholders	26,467	16,334
Income taxes related to the above attributable to common stockholders(1)	(8,228)	(5,721)
U.S. tax reform adjustment attributable to common stockholders	41,322	—
Non-GAAP net income attributable to common stockholders	$85,562	$72,432

Weighted-average number of common shares - diluted:	39,978	39,705

Diluted EPS(2)	$0.61	$1.54
Acquisition-related and integration expenses	0.04	0.02
Amortization of intangibles	0.66	0.41
Income taxes related to the above(1)	(0.21)	(0.14)
U.S. tax reform adjustment	1.03	—
Non-GAAP Diluted EPS(3)	$2.14	$1.82

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(amounts in millions, except for per share amounts)
(continued)

	Forecast
	Three Months Ending May 31, 2018
	Low	High
Net income
Net income	$71.9	$75.7
Amortization of intangibles	26.6	26.6
Income taxes related to the above(1)	(7.4)	(7.4)
Non-GAAP net income	$91.1	$94.9

Diluted EPS(2)	$1.77	$1.87
Amortization of intangibles	0.66	0.66
Income taxes related to the above(1)	(0.18)	(0.18)
Non-GAAP Diluted EPS(3)	$2.25	$2.35
(1) The tax effect of the non-GAAP adjustments was calculated using the effective year-to-date tax rate during the respective periods. The effective tax rate for fiscal year 2018 excludes the impact of the transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate related to the enactment of the Tax Cuts and Jobs Act of 2017.
(2) Diluted EPS for all periods presented is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities.  For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 0.9% of Net income for both the three months ended February 28, 2018 and February 28, 2017. Net income allocable to participating securities is estimated to be approximately 0.9% of the forecast Net income for the three months ending May 31, 2018.
(3) The sum of the components of Non-GAAP Diluted EPS may not agree to totals, as presented, due to rounding.

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)

ROIC

	February 28, 2018	February 28, 2017
ROIC
Operating income (trailing fiscal four quarters)	$519,138	$405,728
Income taxes on operating income(1)	(227,392)	(135,770)
Operating income after taxes	291,746	269,958

Total borrowings, excluding book overdraft (last five quarters average)	$1,376,742	$836,091
Total equity (last five quarters average)	2,194,088	1,927,441
Less: U.S. cash and cash equivalents (last five quarters average)	(122,885)	(200,433)
Total invested capital	3,447,945	2,563,099

ROIC	8.5%	10.5%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$614,517	$480,257
Income taxes on Non-GAAP operating income(1)	(209,446)	(160,704)
Non-GAAP operating income after taxes	405,071	319,553

Total invested capital	$3,447,945	$2,563,099
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	231,881	170,083
Total Non-GAAP invested capital	3,679,826	2,733,182

Adjusted ROIC	11.0%	11.7%
(1) Income taxes on GAAP and non-GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. The effective tax rate for non-GAAP operating income in fiscal year 2018 excludes the impact of the transition tax on accumulated overseas profits and the remeasurement of deferred tax assets and liabilities to the new U.S. tax rate related to the enactment of the Tax Cuts and Jobs Act of 2017.

Debt to Capitalization

		February 28, 2018	February 28, 2017
Total borrowings, excluding book overdraft	(a)	1,802,666	$1,006,485
Total equity	(b)	2,315,439	2,038,219
Debt to capitalization	(a)/((a)+(b))	43.8%	33.1%

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)
(continued)

Cash Conversion Cycle

		Three Months Ended
		February 28, 2018	February 28, 2017
Days sales outstanding
Revenue (products and services)	(a)	$4,552,370	$3,520,869
Accounts receivable, including receivable from related parties	(b)	2,621,544	1,724,942
Days sales outstanding	(c) = (b)/((a)/the number of days during the period)	52	44

Days inventory outstanding
Cost of revenue (products and services)	(d)	$4,138,419	$3,179,086
Inventories	(e)	2,323,259	1,853,901
Days inventory outstanding	(f) = (e)/((d)/the number of days during the period)	51	52

Days payable outstanding
Cost of revenue (products and services)	(g)	$4,138,419	$3,179,086
Accounts payable, including payable to related parties	(h)	2,448,478	1,502,142
Days payable outstanding	(i) = (h)/((g)/the number of days during the period)	53	43

Cash conversion cycle	(j) = (c)+(f)-(i)	50	53